Exhibit 3.179

CERTIFICATE OF FORMATION

OF

UNIPHY HEALTHCARE OF MEMPHIS IV, LLC

Pursuant to the provisions of §48-203-102 of the Tennessee Limited Liability Company Act, the undersigned hereby submits the following statement.

1.         The limited liability company will be formed at 11:59 p.m. on December 31, 2007.

Signature Date: December 21, 2007

UNIPHY HEALTHCARE OF MEMPHIS IV, LLC

By:	/s/ Andrew E. Loope
Andrew E. Loope, Authorized Person

EXHIBIT A

Articles of Organization

Name

The name of the limited liability company is UniPhy Healthcare of Memphis IV, LLC (the “LLC”).

Registered Office and Agent

The address of the registered office is 40 Burton Hills Boulevard, Suite 500, Nashville, Davidson County, Tennessee 37215. The name of the initial registered agent is Clifford G. Adlerz.

Organizer

Andrew E. Loope, Esq., whose address is 511 Union Street, Suite 2700, Nashville, Davidson County, Tennessee 37219-1760, is the organizer of the LLC.

Number of Members

At the date of the filing of the Certificate of Conversion, there is one (1) member.

Date of Formation

The existence of the LLC is to begin at the Effective Time, which is 11:59 p.m. on December 31, 2007.

Management

The LLC shall be member-managed. The business of the LLC shall be conducted under the management of its members. The members, by majority vote, may cause the LLC to become a manager-managed or director-managed limited liability company and direct the secretary to file an amendment to the Articles so signifying.

Principal Executive Office

The principal executive office of the LLC is 40 Burton Hills Boulevard, Suite 500, Nashville, Davidson County, Tennessee 37215.

CERTIFICATE OF CONVERSION

OF

UNIPHY HEALTHCARE OF MEMPHIS IV, INC.

Pursuant to the provisions of Section 48-21-111 of the Tennessee Business Corporation Act UniPhy Healthcare of Memphis IV, Inc., a Tennessee corporation originally formed on August 14, 2003, (the “Company”), hereby adopts the following Certificate of Conversion:

1.         The Company will be converted to a limited liability company from a corporation effective at 11:59 p.m. on December 31, 2007.

2.         The name of the Company immediately prior the conversion was UniPhy Healthcare of Memphis IV, Inc. and the principal address of the Company was 40 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215.

3.         The name of the domestic limited liability company, as set forth in its Articles of Organization, is UniPhy Healthcare of Memphis IV, LLC.

3.         The Plan of Conversion attached hereto as Exhibit A is incorporated herein by reference.

4.         The terms and conditions of the conversion have been approved by the Company’s sole shareholder.

5.         The Articles of Organization of the limited liability company satisfy Section 48-205-101 of the Tennessee Limited Liability Company Act and are included in their entirety in the Plan of Conversion.

6.         At the time of the conversion, there will be one (1) member of the limited liability company.

December 21, 2007.

UNIPHY HEALTHCARE OF MEMPHIS IV, INC.

By:	/s/ Teresa F. Sparks
Teresa F. Sparks
Vice President

EXHIBIT A

Plan of Conversion

See attached.

PLAN OF CONVERSION

OF

UNIPHY HEALTHCARE OF MEMPHIS IV, INC.

Pursuant to the provisions of Section 48-21-111 of the Tennessee Business Corporation Act, UniPhy Healthcare of Memphis IV, Inc., a Tennessee corporation (the “Company”), hereby converts from a corporation into a limited liability company pursuant to the terms and conditions set forth herein:

1.             Conversion of the Company into a Limited Liability Company

(a)            The Company, by the filing of the Certificate of Conversion, will convert from a corporation into a limited liability company. The name of the limited liability company into which the Company will be converted is UniPhy Healthcare of Memphis IV, LLC (the “LLC”).

(b)            At 11:59 p.m. on December 31, 2007 (the “Effective Time”), all of the shares held by the sole shareholder of the Company shall, by virtue of the conversion and without any action on the part of such shareholder, be converted into 100% of the membership interests of the LLC. At the conclusion of the conversion, the ownership of the LLC shall be identical to the ownership of the Company immediately prior to the conversion.

(c)            As a result of the conversion and without any action on the part of the Company’s sole shareholder, at the Effective Time, all shares of the Company shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and the Company’s sole shareholder shall thereafter cease to have any rights with respect to such shares, except the right to retain 100% of the membership interests of the LLC.

2.             Articles of Organization

The contents of the Articles of Organization for the LLC are set forth on Exhibit A attached hereto.

3.             Approval of the Conversion

(a)           This Plan of Conversion was duly approved and adopted by the directors of the Company on December 21, 2007.

(b)           This Plan of Conversion was duly approved and adopted by the sole shareholder of the Company on December 21, 2007.

4.             Adoption of the Operating Agreement

The approval and adoption of the terms and conditions set forth in this Plan of Conversion and in the Certificate of Conversion shall be deemed to be an execution of the operating agreement by the sole member of the LLC.

5.             Effective Date

The conversion shall become effective at the Effective Time, as defined in Section l(b) of this Plan of Conversion.